Exhibit 10.4

SEVERANCE WAIVER AGREEMENT

THIS SEVERANCE WAIVER AGREEMENT (the “Agreement”), is dated and effective as of April 5, 2007, is made and entered into by and between Stratagene Corporation, a Delaware corporation (the “Company”), and Joseph A. Sorge, M.D. ( “Sorge”).

WHEREAS, the Company, Agilent Technologies, Inc., a Delaware corporation (“Acquiror”), and Jackson Acquisition Corp., a Delaware corporation (“Merger Sub”), are entering into that certain Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which the Company and Merger Sub will merge (the “Merger”) and, as a result, the Company will become a wholly-owned subsidiary of Acquiror;

WHEREAS, the Company and Sorge are parties to that certain Amended and Restated Employment Agreement dated as of June 2, 2004 (the “Employment Agreement”), pursuant to which Sorge is entitled to certain severance benefits in the event of his termination by the Company other than for Cause (as defined in the Employment Agreement) or if Sorge terminates his employment for Good Reason (as defined in the Employment Agreement);

WHEREAS, immediately prior to the Effective Time (as defined in the Merger Agreement) of the Merger, Sorge’s employment with the Company will be terminated by the Company, which termination shall be subject to and conditioned on the consummation of the Merger; and

WHEREAS, it is a condition to Acquiror’s and Merger Sub’s execution of the Merger Agreement that Sorge waive any and all rights he may have to cash severance payments under Section 4.1 of the Employment Agreement as a result of the termination of his employment by the Company immediately prior to the Effective Time of the Merger, which waiver shall be subject to and conditioned on the consummation of the Merger.

NOW THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the parties hereto agree as follows:

1.             Sorge is a majority stockholder of the Company and will receive substantial consideration in the Merger and, in connection with the Merger and negotiations with Acquiror, agrees to waive the cash severance benefits provided for in Section 2 of this Agreement below.

2.             Subject to and conditioned on the consummation of the Merger, Sorge and the Company agree that Sorge’s employment with the Company will be terminated by the Company effective immediately prior to the Effective Time of the Merger.  Sorge hereby agrees that he waives any and all rights to any cash severance payments he may be entitled to for any reason pursuant to his Employment Agreement, including without limitation clause (a) of Section 4.1 of the Employment Agreement, and any other agreement that provides for cash severance payments, if any, and, accordingly, Sorge agrees and acknowledges that he shall not be entitled to any of the cash severance payments provided for pursuant to the Employment Agreement, including without limitation clause (a) of Section 4.1 of the Employment Agreement or pursuant to any other agreement that provides for cash severance payments, if any. The Employment Agreement, and clause (a) of Section 4.1 thereof, and any other agreements are hereby amended to conform to the waiver of any and all entitlement to any cash severance as provided for in this Agreement, subject to and conditioned on the consummation of the Merger.   In the event the Merger Agreement is terminated prior to the closing of the Merger, this Agreement shall be void and of no further force and effect.

3.             This Agreement shall be administered, interpreted and enforced under the internal laws of the State of California without regard to the principles of conflicts of laws thereof.

4.             This Agreement and the waiver of the cash severance provided for in Section 2 above are irrevocable to the fullest extent provided under the laws of the State of California.

5.             The Company shall deliver to Acquiror an executed copy of this Agreement, and each of the Company and Acquiror may rely upon such delivery as conclusively evidencing the waiver referred to in Section 2 of this Agreement for purposes of all agreements and instruments to which such waiver applies.

6.             The Parties agree that this Agreement may not be amended or otherwise modified without the prior written consent of Acquiror.

7.             This Agreement, the Merger Agreement and the Employment Agreement contain the entire understanding and sole and entire agreement between the parties with respect to the subject matter hereof and supersede any and all prior agreements, negotiations and discussions between the parties hereto with respect to the subject matter covered hereby.  Except as expressly amended herein, the Employment Agreement shall continue in full force and effect.

8.             This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(Signature Page to Severance Waiver Agreement Follows)

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

STRATAGENE CORPORATION,
a Delaware corporation
By:	/s/ Joseph Sorge
Name:	Joseph Sorge
Title:	CEO
“EMPLOYEE”
/s/ Joseph Sorge
Joseph A. Sorge, M.D.

SIGNATURE PAGE TO SEVERANCE WAIVER AGREEMENT